As filed with the Securities and Exchange Commission on September 30, 2013.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PREMIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2477140
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(704) 357-0022

(Address of Principal Executive Offices) (Zip Code)

Premier, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Jeffrey W. Lemkin

General Counsel

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(704) 357-0022

(Name, Address and Telephone Number,

Including Area Code, of Agent For Service)

with copies to:

Mark J. Mihanovic

McDermott Will & Emery LLP

275 Middlefield Road, Suite 100
Menlo Park, CA 94025-4004
Telephone: (650) 815-7400
Facsimile: (650) 815-7401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share (the “Common Stock”)	11,260,783 Shares	$31.22	$351,561,645	$47,953.01

(1)               Represents the maximum number of shares of Class A common stock of the Company, $0.01 par value, issuable pursuant to the Premier, Inc. 2013 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of Class A common stock to be offered or sold pursuant to the Plan described herein to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)               In accordance with Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of determining the amount of the registration fee based on the average of the high and low sales prices of the Class A common stock on the Nasdaq Global Select Market on September 27, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).  These documents are not being filed with the Securities and Exchange Commission (the “SEC”) as part of this Registration Statement or as prospectuses pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                Incorporation of Documents by Reference.

The following documents filed by Premier, Inc. (the “Company” or the “Registrant”) with the SEC pursuant to the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)  The Company’s final prospectus filed on September 27, 2013 pursuant to Rule 424(b) under the Securities Act relating to the Company’s Registration Statement on Form S-1 (File No. 333-190828), and any amendments or supplements thereto;

(b)  The description of the Company’s Class A common stock contained in the Company’s Registration Statement on Form 8-A dated September 25, 2013, including any amendment thereto or report filed for the purpose of updating such description; and

(c)  All other reports filed with the SEC by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                Description of Securities.

Not applicable.

Item 5.                Interests of Named Experts and Counsel.

Not applicable.

Item 6.                Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the state of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. The Company has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Company, in such capacities, may incur. The Company’s Bylaws require the advancement of expenses incurred by directors in relation to any action, suit or proceeding and permit such advancement of expenses incurred by officers provided the advancement of expenses is accompanied by an undertaking by the applicable director or officer to repay any expenses so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified against such expenses.

Item 7.                Exemption From Registration Claimed.

Not applicable.

Item 8.                Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 9.                Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on the 30th day of September, 2013.

PREMIER, INC.

By:	/s/ Susan D. DeVore
Name:	Susan D. DeVore
Title:	President, Chief Executive Officer and
Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Susan D. DeVore, Craig S. McKasson and Jeffrey W. Lemkin, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on September 30, 2013.

SIGNATURE	TITLE(S)

/s/ Susan D. DeVore	President, Chief Executive Officer and Director
Susan D. DeVore	(principal executive officer)

/s/ Craig S. McKasson	Chief Financial Officer and Senior Vice President
Craig S. McKasson	(principal financial and accounting officer)

/s/ Christine K. Cassel, MD	Director
Christine K. Cassel, MD

Director
Charles E. Hart, MD

/s/ Robert Issai	Director
Robert Issai

/s/ William E. Mayer	Director
William E. Mayer

/s/ Keith B. Pitts	Director
Keith B. Pitts

/s/ Tomi S. Ryba	Director
Tomi S. Ryba

/s/ Terry Shaw	Director
Terry Shaw

/s/ Richard J. Statuto	Director
Richard J. Statuto

/s/ Susan S. Wang	Director
Susan S. Wang

Director
Alan R. Yordy

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Certificate of Incorporation of Premier, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-190828) filed with the SEC on August 26, 2013).

4.2	Bylaws of Premier, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-190828) filed with the SEC on August 26, 2013).

4.3

Form of Class A common stock certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-190828) filed with the SEC on September 16, 2013).

5.1	Opinion of McDermott Will & Emery LLP (filed herewith).

23.1	Consent of Ernst & Young LLP pertaining to Premier, Inc. (filed herewith).

23.2	Consent of Ernst & Young LLP pertaining to Premier Healthcare Solutions, Inc. (filed herewith).

23.3	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages to this registration statement).

99.1

Premier, Inc. 2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-190828) filed with the SEC on September 25, 2013).